Exhibit 23.3

CONSENT OF ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, our report dated March 8, 2004, relating to the consolidated financial statements of Guaranty Corporation and Subsidiaries, which appear in the Prospectus of Centennial Bank Holdings, Inc. on Form S-4 (No. 333-126643).

/s/    FORTNER, BAYENS, LEVKULICH & CO., P.C.

FORTNER, BAYENS, LEVKULICH & CO., P.C.

Denver, Colorado

August 11, 2005